UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland (Address of Principal Executive Offices)		21117 (Zip Code)

Registrant’s telephone number, including area code: (410) 581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2017 Medifast, Inc. (the “Company”) determined to reduce the proposed increase in the number of shares subject to issuance under the Amended and Restated 2012 Share Incentive Plan (the “Plan”) from 1,000,000 to 600,000, which will result in a total of 1,600,000 shares of common stock being reserved for issuance under the Plan and 696,023 available for issuance under the Plan. The proposed share increase will reduce the potential dilutive impact of the Plan on other stockholders as compared to the originally proposed 1,000,000 share increase. The Plan was also amended to expressly prohibit the payment of dividends or dividend equivalents on unvested awards. The Plan, as so amended, remains subject to stockholder approval at the Annual Meeting of Stockholders described below.

The foregoing summary is qualified in its entirety by reference to the Plan, as amended and restated, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On April 7, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2017 Annual Meeting of Stockholders. The Company has set May 18, 2017 as the date for the Annual Meeting of Stockholders. The meeting will be held at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202 at 4:30 p.m. EDT. As previously disclosed, the record date for determining Company stockholders entitled to vote at the Annual Meeting of Stockholders has been fixed as the close of business on March 23, 2017. On May 10, 2017, the Company filed a Supplement to the Proxy Statement on Schedule 14A (the “Supplement”) to supplement and amend the Proxy Statement in order to add information regarding the amendment and restatement of the Plan. A copy of the Supplement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated 2012 Share Incentive Plan.

99.1	Supplement to Proxy Statement dated May 10, 2017

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves, Esq. Executive Vice President, General Counsel and Corporate Secretary

Dated: May 10, 2017

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EXHIBIT INDEX

Exhibit No..	Description
10.1	Amended and Restated 2012 Share Incentive Plan
99.1	Supplement to Proxy Statement dated May 10, 2017

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